UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.       Entry into a Material Definitive Agreement.

As previously reported, on December 8, 2008, Playboy Enterprises, Inc. (the “Company”) announced that Christie Hefner tendered her resignation as the Company’s Chairman and, effective January 31, 2009, as Chief Executive Officer.

In connection with her resignation, Ms. Hefner entered into an agreement with the Company, dated February 9, 2009. The agreement provides Ms. Hefner with, among other things, a severance payment of $2 million and a one-time grant of 30,000 shares of the Company’s Class B common stock. Pursuant to the agreement, Ms. Hefner has agreed to a 12 month non-competition and non-solicitation covenant and to provide transition and other assistance. In addition, Ms. Hefner and the Company have agreed to a reciprocal release of claims.

The foregoing description of the terms of the agreement with Ms. Hefner is a summary and by its nature is incomplete.  A copy of the agreement will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard S. Shapiro
Howard S. Shapiro
Executive Vice President, Law and
Administration, General Counsel and Secretary